Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2021, relating to the consolidated financial statements of ASGN Incorporated, and the effectiveness of ASGN Incorporated’s internal controls over financial reporting, appearing in the Annual Report on Form 10-K of ASGN Incorporated for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Los Angeles, California

June 9, 2021